Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS FOURTH QUARTER 2024 AND FULL YEAR 2024 RESULTS

Fourth Quarter 2024 Highlights
•Consolidated net sales of $485.7 million, an increase of 3% to the prior year
•Energy Systems and Distribution net sales increased 5% and 6%, respectively, while Water Systems net sales were flat
•Operating income was $43.0 million with operating margin of 8.9%
•GAAP fully diluted earnings per share (EPS) was $0.72
Full Year 2024 Highlights
•Consolidated net sales of $2.0 billion, a decrease of 2% to the prior year
•Distribution net sales increased 2%, while Water Systems and Energy Systems net sales decreased 2% and 8%, respectively
•Operating income was $243.6 million with operating margin of 12.1%
•GAAP fully diluted earnings per share (EPS) was $3.86
•Cash flows from operating activities were $261.4 million

Fort Wayne, IN – February 18, 2025 – Franklin Electric Co., Inc. today announced its fourth quarter and full year financial results for fiscal year 2024.

Fourth quarter 2024 net sales were $485.7 million, compared to fourth quarter 2023 net sales of $473.0 million. Fourth quarter 2024 operating income was $43.0 million, compared to fourth quarter 2023 operating income of $50.8 million. Fourth quarter 2024 EPS was $0.72, versus EPS in the fourth quarter 2023 of $0.82.

Full year 2024 net sales were $2.0 billion, compared to full year 2023 net sales of $2.1 billion. Full year 2024 operating income was $243.6 million, compared to full year 2023 operating income of $262.4 million. Full year 2024 EPS was $3.86, versus EPS in the full year 2023 of $4.11.

“The fourth quarter marked a solid finish to a challenging year. Our results were driven by strong performance in our newly renamed Energy Systems segment. While we have worked through the elevated post-COVID backlogs at this time, underlying demand remains healthy, and we continue to execute on productivity initiatives as we align our businesses with the more normalized environment,” commented Joe Ruzynski, Franklin Electric’s CEO.

“Our resiliency is supported by the breadth of our global portfolio, which has proven to be a strategic asset as we closed out a year shaped by macroeconomic pressures. Order trends have improved, and with the support of a very healthy balance sheet, we are well-positioned to capitalize on opportunities in the year ahead. In 2025, our focus turns to driving revenue growth and margin expansion as we accelerate innovation and growth,” concluded Mr. Ruzynski.

Segment Summaries

Water Systems net sales were $279.6 million in the fourth quarter, flat compared to the fourth quarter 2023. Results were driven by higher sales of groundwater products, water treatment products and all other surface products. These sales increases were offset by lower sales of large dewatering pumps, which had a record fourth quarter last year. Water Systems operating income in the fourth quarter 2024 was $35.6 million. Fourth quarter 2023 Water Systems operating income was $44.1 million.

Distribution net sales were $157.2 million, an increase of $9.2 million or 6 percent compared to the fourth quarter 2023. Sales increases were driven by higher volumes and the incremental impact from a recent acquisition. The Distribution segment operating income in the fourth quarter 2024 was $0.5 million. Fourth quarter 2023 Distribution operating income was $1.0 million.

Energy Systems net sales were $68.8 million in the fourth quarter 2024, an increase of $3.1 million or 5 percent compared to the fourth quarter 2023. Sales increases were driven by higher volumes and price realization. Energy Systems operating income in the fourth quarter 2024 was a record for any fourth quarter at $24.7 million. Fourth quarter 2023 Energy Systems operating income was $19.4 million. The Company has changed the name of the Fueling Systems segment to Energy Systems to reflect its diverse portfolio and growth strategy, as well as to better reflect the markets and customers served by the segment.

Cash Flow

The Company ended 2024 with a cash balance of $220.5 million, an increase of $135.5 million compared to the end of 2023. Net cash flows from operating activities for 2024 were $261.4 million versus $315.7 million in the same period in 2023. Cash flow in 2023 benefitted from actions the Company took to improve working capital including inventory reductions as its supply chain resiliency and lead times improved during the year.

2024 Guidance

The Company expects its full year 2025 sales including the impact of its recently announced acquisitions to be in the range of $2.09 billion to $2.15 billion and full year 2025 EPS to be in the range of $4.05 to $4.25.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The fourth quarter 2024 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/9jnstij5

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register.vevent.com/register/BI4b232e4ceea6435ba8f046e92e18e563

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Tuesday, February 18, 2025, through 9:00 am ET on Tuesday, February 25, 2025, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be named in Newsweek’s lists of America’s Most Responsible Companies and Most Trustworthy Companies for 2024 and America’s Climate Leaders 2024 by USA Today.

Franklin Electric Contact:

Jeffery L. Taylor
Franklin Electric Co., Inc.
InvestorRelations@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Fourth Quarter Ended		Fiscal Year End
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	$485,745	$472,970	$2,021,341	$2,065,133

Cost of sales	321,505	312,961	1,304,061	1,368,125

Gross profit	164,240	160,009	717,280	697,008

Selling, general, and administrative expenses	117,846	108,825	470,136	433,476

Restructuring expense	3,360	356	3,499	1,091

Operating income	43,034	50,828	243,645	262,441

Interest expense	(1,339)	(1,481)	(6,319)	(11,790)
Other income, net	630	1,831	1,339	3,696
Foreign exchange expense, net	(1,590)	(4,026)	(6,818)	(12,124)

Income before income taxes	40,735	47,152	231,847	242,223

Income tax expense	6,443	8,322	50,238	47,489

Net income	$34,292	$38,830	$181,609	$194,734

Less: Net income attributable to noncontrolling interests	(637)	(281)	(1,300)	(1,462)

Net income attributable to Franklin Electric Co., Inc.	$33,655	$38,549	$180,309	$193,272

Earnings per share:
Basic	$0.73	$0.83	$3.92	$4.17
Diluted	$0.72	$0.82	$3.86	$4.11

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	December 31, 2024	December 31, 2023
ASSETS

Cash and cash equivalents	$220,540	$84,963
Receivables (net)	226,826	222,418
Inventories	483,875	508,696
Other current assets	32,950	37,718
Total current assets	964,191	853,795

Property, plant, and equipment, net	223,566	229,739
Lease right-of-use assets, net	62,637	57,014
Goodwill and other assets	570,212	587,574
Total assets	$1,820,606	$1,728,122

LIABILITIES AND EQUITY

Accounts payable	$157,046	$152,419
Accrued expenses and other current liabilities	139,989	104,949
Current lease liability	18,878	17,316
Current maturities of long-term debt and short-term borrowings	117,814	12,355
Total current liabilities	433,727	287,039

Long-term debt	11,622	88,056
Long-term lease liability	43,304	38,549
Income taxes payable non-current	—	4,837
Deferred income taxes	10,193	29,461
Employee benefit plans	29,808	35,973
Other long-term liabilities	22,118	33,914

Redeemable noncontrolling interest	1,224	1,145

Total equity	1,268,610	1,209,148
Total liabilities and equity	$1,820,606	$1,728,122

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
(In thousands)
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$181,609	$194,734
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	56,073	52,260
Non-cash lease expense	21,438	18,852
Share-based compensation	12,061	10,133
Other	(13,327)	10,259
Changes in assets and liabilities:
Receivables	(17,045)	19,150
Inventory	10,889	48,176
Accounts payable and accrued expenses	15,285	(23,085)
Operating leases	(21,129)	(18,874)
Income taxes-U.S. Tax Cuts and Jobs Act	(3,870)	(2,902)
Other	19,369	7,007

Net cash flows from operating activities	261,353	315,710

Cash flows from investing activities:
Additions to property, plant, and equipment	(41,682)	(41,415)
Proceeds from sale of property, plant, and equipment	1,182	1,494
Acquisitions and investments	(5,201)	(34,831)
Other investing activities	73	463

Net cash flows from investing activities	(45,628)	(74,289)

Cash flows from financing activities:
Net change in debt	29,235	(115,529)
Proceeds from issuance of common stock	7,204	9,193
Purchases of common stock	(61,041)	(43,332)
Dividends paid	(46,876)	(41,723)
Deferred payments for acquisitions	(2,591)	(802)

Net cash flows from financing activities	(74,069)	(192,193)

Effect of exchange rate changes on cash and cash equivalents	(6,079)	(10,055)
Net change in cash and cash equivalents	135,577	39,173
Cash and cash equivalents at beginning of period	84,963	45,790
Cash and cash equivalents at end of period	$220,540	$84,963

Key Performance Indicators: Net Sales Summary

	Net Sales For the Fourth Quarter
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Energy**	Distribution	Other/Elims	Consolidated
Q4 2023	$161.2	$46.6	$45.5	$26.3	$279.6	$65.7	$148.0	$(20.3)	$473.0
Q4 2024	$158.5	$44.3	$49.7	$27.1	$279.6	$68.8	$157.2	$(19.9)	$485.7
Change	$(2.7)	$(2.3)	$4.2	$0.8	$—	$3.1	$9.2	$0.4	$12.7
% Change	(2)%	(5)%	9%	3%	—%	5%	6%		3%

Foreign currency translation, net*	$(0.4)	$(5.5)	$(0.8)	$(0.8)	$(7.5)	$—	$—		$(7.5)
% Change	—%	(12)%	(2)%	(3)%	(3)%	—%	—%		(2)%

Acquisitions	$3.1	$—	$—	$—	$3.1	$—	$4.0		$7.1
% Change	2%	—%	—%	—%	1%	—%	3%		2%

Volume/Price	$(5.4)	$3.2	$5.0	$1.6	$4.4	$3.1	$5.2	$0.4	$13.1
% Change	(3)%	7%	11%	6%	2%	5%	4%	(2)%	3%

	Net Sales For the Full Year
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Energy**	Distribution	Other/Elims	Consolidated
FY 2023	$744.4	$174.2	$198.3	$86.8	$1,203.7	$296.5	$673.3	$(108.4)	$2,065.1
FY 2024	$708.5	$170.9	$211.4	$93.2	$1,184.0	$273.7	$685.5	$(121.9)	$2,021.3
Change	$(35.9)	$(3.3)	$13.1	$6.4	$(19.7)	$(22.8)	$12.2	$(13.5)	$(43.8)
% Change	(5)%	(2)%	7%	7%	(2)%	(8)%	2%		(2)%

Foreign currency translation	$(0.9)	$(9.7)	$(6.3)	$(2.4)	$(19.3)	$—	$—		$(19.3)
% Change	—%	(6)%	(3)%	(3)%	(2)%	—%	—%		(1)%

Acquisitions	$17.6	$—	$—	$—	$17.6	$—	$17.1		$34.7
% Change	2%	—%	—%	—%	1%	—%	3%		2%

Volume/Price	$(52.6)	$6.4	$19.4	$8.8	$(18.0)	$(22.8)	$(4.9)	$(13.5)	$(59.2)
% Change	(7)%	4%	10%	10%	(1)%	(8)%	(1)%	12%	(3)%
*The Company has presented local currency price increases used to offset currency devaluation in the Argentina and Turkey hyperinflationary economies within the foreign currency translation, net row above.
** Recognizing the Company’s diverse portfolio and growth strategy, it renamed its Fueling Systems segment to Energy Systems to better reflect the markets and customers served by this business.

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Fourth Quarter 2024
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$35.6	$24.7	$0.5	$(17.8)	$43.0
% Operating Income To Net Sales	12.7%	35.9%	0.3%		8.9%

Operating Income and Margins
(in millions)	For the Fourth Quarter 2023
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$44.1	$19.4	$1.0	$(13.7)	$50.8
% Operating Income To Net Sales	15.8%	29.5%	0.7%		10.7%

Operating Income and Margins
(in millions)	For the Full Year of 2024
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$197.9	$93.6	$24.3	$(72.2)	$243.6
% Operating Income To Net Sales	16.7%	34.2%	3.5%		12.1%

Operating Income and Margins
(in millions)	For the Full Year of 2023
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$196.6	$92.7	$34.3	$(61.2)	$262.4
% Operating Income To Net Sales	16.3%	31.3%	5.1%		12.7%